Exhibit 14a

                     Consent of PricewaterhouseCoopers LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement on Form N-14 of our report dated April 18, 2006 relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Report to Shareholders of Phoenix Foreign Opportunities Fund, a series of Phoenix Adviser Trust, which is also incorporated by reference into the Prospectus/Proxy Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 09, 2007